EXHIBIT 23.3
Degolyer And Macnaughton
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244
May 9, 2008
EOG Resources Inc.
1111 Bagby, Sky Lobby 2
Houston, Texas 77002
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-8 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about May 9, 2008, we hereby consent to the incorporation in said Registration Statement of the references to our firm and of the opinions delivered to EOG Resources, Inc. (the Company) regarding our comparison of estimates prepared by us with those furnished to us by the Company of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in our letter reports dated January 30, 2006, January 29, 2007 and January 29, 2008, for estimates as of December 31, 2005, December 31, 2006, and December 31, 2007, respectively. The opinions are referred to in the section “Supplemental Information to Consolidated Financial Statements — Oil and Gas Producing Activities” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on February 28, 2008.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON